Exhibit 99.1

PFIZER TO ACQUIRE WYETH,

CREATING THE WORLD’S PREMIER BIOPHARMACEUTICAL COMPANY

Diversification, Flexibility and Scale Position New Company for Success in Dynamic Global Health Care Environment

Establishes Leadership in Human, Animal, and Consumer Health, including Primary and Specialty Care; in Vaccines, Biologics and Small Molecules; and Across Developed and Emerging Markets

Unique and Flexible Business Model Features Focus and Agility of Smaller Enterprises Backed by Resources and Scale of Global Company

Combination Strengthens Platform for Improved, Consistent, and Stable Earnings Growth and Sustainable Shareholder Value

New Company Will Promote Health and Wellness and Respond More Effectively to Unmet Needs of Patients, Physicians, and Customers Around the World

NEW YORK, NY and MADISON, NJ—January 26, 2009 – Pfizer (NYSE: PFE) and Wyeth (NYSE: WYE) today announced that they have entered into a definitive merger agreement under which Pfizer will acquire Wyeth in a cash-and-stock transaction currently valued at $50.19 per share, or a total of approximately $68 billion. The Boards of Directors of both companies have approved the combination.

The combined company will create one of the most diversified companies in the global health care industry. Operating through patient-centric businesses that match the speed and agility of small, focused enterprises with the benefits of a global organization’s scale and resources, the company will respond more quickly and effectively to meet changing health care needs. The combined company will have product offerings in numerous growing therapeutic areas, a strong product pipeline, leading scientific and manufacturing capabilities, and a premier global footprint in health care.

With its broad and diversified global product portfolio and reduced dependence on small molecules, the new company will be positioned for improved, consistent, and stable top-line and EPS growth and sustainable shareholder value in the short and long term. It is expected that no drug will account for more than 10 percent of the combined company’s revenue in 2012.

Financial Highlights

Under the terms of the transaction, each outstanding share of Wyeth common stock will be converted into the right to receive $33 in cash and 0.985 of a share of Pfizer common stock, subject to the terms of the merger agreement. Based on the closing price of Pfizer stock as of January 23, 2009, the stock component is valued at $17.19 per share. The transaction provides immediate value to Wyeth shareholders through the cash component, as well as continued participation in the future prospects expected to result from the combination through their ownership of approximately 16 percent of Pfizer’s shares.

The deal is expected to be accretive to Pfizer’s adjusted diluted earnings per share in the second full year after closing(1). The transaction is anticipated to yield cost savings of approximately $4 billion to be fully realized by the third year after closing. Savings are expected in selling, informational and administrative functions, research and development, and manufacturing.

The transaction will be financed through a combination of cash, debt and stock. A consortium of banks has provided commitments for a total of $22.5 billion in debt.

In connection with the proposed transaction between Pfizer and Wyeth, the Board of Directors of Pfizer has determined that, effective with the dividend to be paid in the second quarter of 2009, it will reduce Pfizer’s quarterly dividend per share to $0.16, which continues to be competitive with other industry participants. Pfizer believes the transaction offers significant opportunities to enhance long-term shareholder value.

Strategic Overview

Jeffrey B. Kindler, Chairman and Chief Executive Officer of Pfizer, said: “The combination of Pfizer and Wyeth provides a powerful opportunity to transform our industry. It will produce the world’s premier biopharmaceutical company whose distinct blend of diversification, flexibility, and scale positions it for success in a dynamic global health care environment. The new company will be an industry leader in human, animal and consumer health. With our combined biopharmaceuticals business, it will lead in primary and specialty care as well as in small and large molecules. Its geographic presence in most of the world’s developed and developing countries will be unrivaled.”

Bernard Poussot, Chairman, President and Chief Executive Officer of Wyeth, said, “Wyeth’s commitment to scientific innovation has enabled us to build a diversified biopharmaceutical company with leadership in attractive growth areas such as vaccines, nutritionals and biologics. For example, Wyeth developed Prevnar, the first pneumococcal vaccine for infants. In addition, because we were early to see the potential of biotechnology to create life-changing medicines, we now have a strong franchise which includes Enbrel, the number one biotechnology product in the world. With our business focused on prevention and wellness, Wyeth is well positioned in today’s rapidly changing health care environment. Our employees should be enormously proud of what we have built and confident that combining with Pfizer will accelerate our pursuit of innovative new medicines to meet critical unmet patient needs. Wyeth and Pfizer are highly complementary businesses, and together we can build the best diversified health care company in the world. We believe we can better execute our strategy and can accomplish far more together in the years ahead than either company could have achieved on its own.”

Mr. Kindler continued, “With this combination, Pfizer will offer patients around the world a uniquely broad and diversified portfolio of biopharmaceutical innovations through business units—each one focused on different customer needs and backed by the resources of a premier global organization. By combining the spirit of small, agile enterprises with our combined scale, Pfizer will advance its mission of working together toward a healthier world.”

Over the last two years, Pfizer has become a leaner, more disciplined, and far stronger company that is now capable of – and has demonstrated – superior and consistent execution of its strategies and commitments. As separately announced today, for example, Pfizer achieved its 2008 objectives despite the challenging economy, including meeting or exceeding its financial guidance and cost-reduction target.

With this essential foundation established, the combination with Wyeth meaningfully advances in a single transaction each of the strategic priorities that Pfizer has identified and pursued over the last two years, including:

•	Enhancing the in-line and pipeline patent-protected portfolio in key “Invest to Win” disease areas, such as Alzheimer’s disease, inflammation, oncology, pain and psychosis;

•	Becoming a top-tier player in biotherapeutics and vaccines;

•	Accelerating growth in emerging markets;

•	Creating new opportunities for established products;

•	Investing in complementary businesses; and

•	Creating a lower, more flexible cost base.

Mr. Kindler added, “Over the last several years, Wyeth’s leadership and its employees have done an outstanding job creating a strong, diversified biopharmaceutical company. The people, products, and technologies that Wyeth brings to the new company will enhance our scientific capabilities and drive further commercial innovation to improve the health of the patients we serve. The compelling combination of Pfizer and Wyeth allows us to advance our newly strengthened organization to the next level by harnessing the talents of the best people from both companies. This will enable us to accelerate significantly our progress along ‘Our Path Forward’ as we pursue our mission of applying innovative science to improve world health.”

Global Biopharmaceutical Leadership and Business Diversification

The combination of Pfizer and Wyeth will create the world’s premier biopharmaceutical company with a broad range of therapeutic solutions for many health challenges and preventive care.

For Patients Today – A Broad Portfolio of Health Care Solutions and Treatments

The combined company will offer customers and patients a broad range of products for every stage of life—with top tier portfolios in key therapeutic areas such as cardiovascular, oncology, women’s health, central nervous system, and infectious disease and a diverse product portfolio that includes 17 products with more than $1 billion each in annual revenue. Pfizer will be the second largest specialty care provider, with products including the world’s leading biologic, Enbrel; Prevnar, the world’s largest-selling vaccine; Sutent for cancer; Geodon for schizophrenia; and Zyvox for infection. The transaction also builds upon Pfizer’s position as a global leader in animal health, with strong product lines in attractive segments, for companion animals, biologics and anti-infectives.

For Patients Tomorrow – A Diverse Range of Technology and Research Platforms

The new company will have more resources to invest in research and development than any other biopharmaceutical company and access to all leading scientific technology platforms, including vaccines, small and large molecules, nutritionals and consumer products.

The combination also brings together a robust pipeline of biopharmaceutical research and development projects, including programs in diabetes, inflammation/immunology, oncology and pain, as well as significant opportunities in Wyeth’s Alzheimer’s disease pipeline, which has a number of compounds in development, including phase three biotech compound Bapineuzumab. These will be added to the exciting agents currently in early and later stage development at Pfizer for Alzheimer’s disease, illustrating the breadth and depth the new company will be able to use in targeting the diseases that most affect patients.

The new company will have an enhanced ability to innovate, operating as focused business units tailored to patients and other customers. Each business unit will oversee product development from clinical trials to commercialization. This approach will allow for rapid decision-making and a more efficient use of resources and, as a result, will enhance the company’s ability to invest in long-term opportunities. The combination will also provide additional high quality and high volume manufacturing capabilities, including Wyeth’s Grange Castle, Ireland facility, the largest integrated biotechnology manufacturing facility in the world.

For Patients Everywhere – A Strong Global Presence

Geographically, the combination will enhance Pfizer’s and Wyeth’s compelling portfolios in important growth areas. Based on IMS data, the combined company will be number one in terms of biopharmaceutical revenues in the United States with an approximately 12% market share; in Europe with an approximately 10% share; in Asia (ex-Japan) with an approximately 7% share; in Japan with a 6% share; and in Latin America with a 6% share.

Pfizer and Wyeth’s combined presence will be significant in high-growth emerging markets, such as Latin America, the Middle East and China, where Wyeth has an impressive presence in infant nutritionals and Pfizer is a recognized leader in pharmaceuticals. This enhanced geographic position will further strengthen the combined company’s business, provide increased exposure to high-growth, less-developed and under-penetrated markets, and provide compelling opportunities for expense savings.

Conditions

The proposed transaction is subject to customary closing conditions, including approval by the stockholders of Wyeth, notification and clearance under certain antitrust statutes. In addition, the proposed transaction is subject to Pfizer’s financing sources not declining to provide the financing due to a material adverse change with respect to Pfizer or Pfizer failing to maintain credit ratings of A2/A long-term stable/stable and A1/P1 short term affirmed. There are no other financing conditions to closing in the merger agreement. Pfizer and Wyeth expect the transaction to close at the end of the third quarter or during the fourth quarter 2009.

Advisors

Pfizer’s lead financial advisors are Bank of America Merrill Lynch, Goldman Sachs and J.P. Morgan. Barclays and Citigroup are acting as financial advisors. Its legal advisor is Cadwalader, Wickersham & Taft LLP. Wyeth’s financial advisors are Morgan Stanley and Evercore Partners and its legal advisor is Simpson Thacher & Bartlett LLP. In addition, Wachtell, Lipton, Rosen & Katz served as counsel to Wyeth’s Board of Directors.

Conference Call/Webcast

Pfizer and Wyeth will be conducting an analyst and investor conference call/webcast Monday January 26, 2009 at 8:30am to discuss its proposed combination. The webcast can be accessed on the investor relations sections of the two companies’ websites, www.pfizer.com and www.wyeth.com. You can also listen to the conference call by dialing either (866) 331-6338 in the United States or (347) 284-6938 outside of the United States. The password is “Pfizer”.

Press Conference

Pfizer and Wyeth will be holding a press conference with senior executives from both companies Monday, January 26, 2009 at 10:00am at Pfizer’s corporate headquarters located at 235 East 42nd Street, N.Y., N.Y. The press conference will also be available on webcast at www.pfizer.com and www.wyeth.com.

Video Interview with CEOs Jeff Kindler and Bernard Poussot

A video interview with Jeff Kindler and Bernard Poussot is available for viewing at www.premierbiopharma.com, a website set up for information about the combination.

For Broadcast Media

Broadcast media may download a broadcast-quality version of the video interview at http://w3.cantos.com/09/pfizer_wyeth/. This link is not for viewing but exclusively designed for broadcast download.

ABOUT PFIZER

Pfizer Inc, founded in 1849, is dedicated to better health and greater access to health care for people and their valued animals. Every day, approximately 81,900 colleagues in more than 150 countries work to discover, develop, manufacture and deliver quality, safe and effective prescription medicines to patients.

ABOUT WYETH

Wyeth is one of the world’s largest research-driven pharmaceutical and health care products companies. It is a leader in the discovery, development, manufacturing and marketing of pharmaceuticals, vaccines, biotechnology products, nutritionals and non-prescription medicines that improve the quality of life for people worldwide. The Company’s major divisions include Wyeth Pharmaceuticals, Wyeth Consumer Healthcare and Fort Dodge Animal Health.

Contacts:

Pfizer

Media		Investors
Ray Kerins	212.733.9203	Suzanne Harnett	212.733.8009
		Jennifer Davis	212.733.0717

Wyeth

Media		Investors
Daniel McIntyre	484.865.5635	Justin Victoria	973.660.5340

(1)	“Adjusted income” and its components and “adjusted diluted earnings per share (EPS)” are defined as reported net income and its components and reported diluted EPS excluding purchase-accounting adjustments, acquisition-related costs, discontinued operations and certain significant items. The adjusted income and its components and adjusted diluted EPS measures are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS.

Forward Looking Statements

This Press Release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such statements may include, but are not limited to, statements about the benefits of the proposed merger between Pfizer and Wyeth, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Pfizer’s and Wyeth’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the possibility that the expected synergies from the proposed merger of Pfizer and Wyeth will not be realized, or will not be realized within the expected time period, due to, among other things, the impact of pharmaceutical industry regulation and pending legislation that could affect the pharmaceutical industry; the ability to obtain governmental and self-regulatory organization approvals of the merger on the proposed terms and schedule; the failure of Wyeth stockholders to approve the merger; the risk that the businesses will not be integrated successfully; disruption from the merger making it more difficult to maintain business and operational relationships; the possibility that the merger does not close, including, but not limited to, due to the failure to satisfy the closing conditions; Pfizer’s and Wyeth’s ability to accurately predict future market conditions; dependence on the effectiveness of Pfizer’s and Wyeth’s patents and other protections for innovative products; the risk of new and changing regulation and health policies in the U.S. and internationally and the exposure to litigation and/or regulatory actions. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in Pfizer’s 2007 Annual Report on Form 10-K, Wyeth’s 2007 Annual Report on Form 10-K and each company’s other filings with the Securities and Exchange Commission (the “SEC”) available at the SEC’s Internet site (http://www.sec.gov).

Additional Information

In connection with the proposed merger, Pfizer will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of Wyeth that also constitutes a prospectus of Pfizer. Wyeth will mail the proxy statement/prospectus to its stockholders. Pfizer and Wyeth urge investors and security holders to read the proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from Pfizer’s website, www.pfizer.com, under the tab “Investors” and then under the tab “SEC Filings”. You may also obtain these documents, free of charge, from Wyeth’s website, www.wyeth.com, under the heading “Investor Relations” and then under the tab “Financial Reports/SEC Filings”.

Pfizer, Wyeth and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Wyeth stockholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Wyeth stockholders in connection with the proposed merger will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about Pfizer’s executive officers and directors in its definitive proxy statement filed with the SEC on March 14, 2008. You can find information about Wyeth’s executive officers and directors in its definitive proxy statement filed with the SEC on March 14, 2008. You can obtain free copies of these documents from Pfizer and Wyeth using the contact information above.

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